Exhibit 10.3

PAYOFF OPTION AND STANDSTILL AGREEMENT

This PAYOFF OPTION AND STANDSTILL AGREEMENT (this “Agreement”) is made as of __________________, 2026 (the “Effective Date”), by and between CaliberCos Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”).

RECITALS

WHEREAS, the Holder is the holder of one or more promissory notes previously issued by the Company and identified on Schedule 1 hereto (each, a “Note” and collectively, the “Notes”);

WHEREAS, the Company offered to holders of the Notes a payoff of the Holder's Unreturned Capital at eighty percent (80%) thereof, and the Holder has elected to be so paid off;

WHEREAS, the Company is seeking capital with which to fund such payoffs and requires a defined period in which to obtain that capital and complete the payoffs; and

WHEREAS, the Holder is willing to grant the Company the right, but not the obligation, to pay off the Notes on the terms set forth herein, and to forbear from exercising remedies during the Option Period, in exchange for the Company's continued payment of interest on the full outstanding principal balance of the Notes during that period.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions. As used in this Agreement:

“Unreturned Capital” means, with respect to each Note, the original principal amount funded by the Holder under that Note, less the aggregate amount of any payments previously applied to reduce principal under that Note. Unreturned Capital is not reduced by any payment of interest. The Unreturned Capital of each Note as of the Effective Date is set forth on Schedule 1 and is agreed by the parties.

“Payoff Amount” means, with respect to each Note, eighty percent (80%) of the Unreturned Capital of that Note, as set forth on Schedule 1.

“Option Period” means the period beginning on the Effective Date and ending at 11:59 p.m. Arizona time on the date that is six (6) months after the Effective Date.

“Exercise Notice” means a written notice from the Company to the Holder stating that the Company is exercising the Payoff Option in whole or in part and specifying the amount to be paid and the anticipated payment date.

2. Grant of the Payoff Option.

(a) Grant. The Holder hereby grants to the Company the irrevocable right, but not the obligation, to pay off and fully satisfy the Notes, in whole or in part, at any time and from time to time during the Option Period, by payment of the Payoff Amount or the applicable portion thereof (the “Payoff Option”). The Payoff Option is exercisable in the Company's sole discretion.

(b) Exercise. The Company may exercise the Payoff Option by delivering an Exercise Notice to the Holder and paying the applicable amount in immediately available funds within ten (10) business days after the date of the Exercise Notice. If the Company does not fund within that period, that Exercise Notice is void and of no effect, and the Payoff Option remains exercisable for the balance of the Option Period.

(c) Partial Exercise. The Company may exercise the Payoff Option as to less than all of the Unreturned Capital. In that event, the amount paid shall be applied at the rate of eighty percent (80%) of the Unreturned Capital satisfied, the corresponding portion of Unreturned Capital shall be fully satisfied and cancelled, and the Payoff Option shall remain in effect as to the remaining Unreturned Capital for the balance of the Option Period. Interest shall continue to be paid under Section 4 on the outstanding principal balance remaining after any partial exercise.

(d) No Obligation. The Company has no obligation to exercise the Payoff Option, in whole or in part. The Company shall have no liability to the Holder, and the Holder shall have no claim or remedy of any kind against the Company or any of its officers, directors, employees, agents or affiliates, arising from the Company's decision not to exercise the Payoff Option or from its failure to obtain funding.

3. Effect of Payment.

(a) Satisfaction. Upon payment by the Company of the Payoff Amount, or of the applicable portion thereof on a partial exercise, the corresponding Unreturned Capital, together with all accrued and unpaid interest thereon, all fees, all costs and all other amounts of every kind owing with respect thereto, shall be deemed paid in full, satisfied, discharged and cancelled, and neither the Company nor the Holder shall have any further right, obligation or liability with respect thereto. The Holder shall surrender the applicable original Note to the Company, or, if unavailable, shall deliver such lost note documentation as the Company reasonably requires, provided that the Holder's failure to surrender an original Note shall not affect the satisfaction and cancellation provided for in this Section.

(b) Release. Effective upon payment of the Payoff Amount or the applicable portion thereof, the Holder, on behalf of itself and its heirs, executors, administrators, trustees, beneficiaries, successors, assigns and any person claiming by, through or under the Holder, fully, finally and forever releases and discharges the Company and each of its past, present and future parents, subsidiaries, affiliates, predecessors, successors and assigns, and each of their respective past, present and future officers, directors, managers, employees, stockholders, members, partners, agents, attorneys, accountants, advisors, insurers and representatives, from any and all claims, demands, causes of action, suits, debts, liabilities, obligations, damages, losses, costs and expenses of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, matured or unmatured, at law or in equity, arising out of, relating to or in connection with the Unreturned Capital so satisfied, including the offer, sale, issuance, purchase, extension, administration, servicing, non-payment, late payment or maturity thereof, and any statement, communication, representation, omission, forecast, estimate or projection concerning the timing of any repayment thereof, in each case arising at or prior to the date of such payment.

(c) Unknown Claims. The Holder expressly waives, to the fullest extent permitted by applicable law, the benefit of any statute or rule of law providing that a general release does not extend to claims which the releasing party does not know or suspect to exist in its favor at the time of executing the release, including California Civil Code Section 1542, which reads: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

(d) Exclusions. Nothing in this Section releases, waives, limits or impairs: (i) any obligation of the Company under this Agreement; (ii) any right or claim with respect to any Unreturned Capital that has not been satisfied by payment; or (iii) any right of the Holder to file a charge or complaint with, communicate with, provide information to, participate in any investigation or proceeding conducted by, or receive any award for information provided to the United States Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other federal, state or local governmental agency or self-regulatory organization, and the Holder does not need the Company's prior authorization to do so and need not notify the Company that it has done so; or (iv) any claim that may not be released as a matter of applicable law.

4. Interest During the Option Period. During the Option Period, the Company shall continue to pay interest to the Holder on the full outstanding principal balance of the Notes, at the rate and on the payment schedule set forth in the Notes, and not on the Payoff Amount. Interest paid during the Option Period is in addition to, and shall not be credited against or reduce, the Payoff Amount. Interest shall cease to accrue on any Unreturned Capital as of the date it is satisfied by payment under Section 3.

5. Standstill.

(a) Forbearance. During the Option Period, the Holder shall not, and shall not direct or authorize any other person to: (i) declare a default or event of default under any Note; (ii) accelerate, or demand payment of, any amount under any Note; (iii) commence, join in, or fund any action, suit, arbitration or proceeding against the Company or any of its affiliates, officers or directors relating to any Note; (iv) exercise any right or remedy under any Note or at law or in equity relating to any Note, including any right of setoff; or (v) file or join in any involuntary bankruptcy or insolvency petition against the Company. The Holder shall promptly withdraw any notice of default or demand previously delivered with respect to any Note, and any such notice shall be of no force or effect during the Option Period.

(b) No Waiver or Extension. This Agreement is a forbearance only. It does not amend, extend, renew or modify any Note, does not extend the maturity date of any Note, does not cure any existing default or matured condition, and does not waive any right of the Holder except as expressly set forth in Section 5(a) for the duration of the Option Period. All applicable statutes of limitation are tolled during the Option Period.

(c) Transfer. The Holder shall not sell, assign, pledge or otherwise transfer any Note during the Option Period except to a transferee that has agreed in writing to be bound by this Agreement, and any transfer in violation of this Section shall be void.

6. Expiration and Reversion. If the Company has not exercised the Payoff Option in full and funded payment on or before the expiration of the Option Period, then automatically and without any further action by either party: (a) the Payoff Option shall terminate and the Company shall have no further right to pay off any remaining Unreturned Capital at a discount to its face amount; (b) the standstill in Section 5 shall terminate and the Holder's rights and remedies under the Notes shall be fully restored, without prejudice, as if this Agreement had not been entered into; and (c) each Note shall remain outstanding in accordance with its terms, including its stated maturity date and all amounts due thereunder. Expiration of the Option Period shall not itself constitute a default by the Company under this Agreement, and the Company shall have no liability for failing to exercise the Payoff Option.

7. Representations of the Holder. The Holder represents and warrants that: (a) the Holder has good and valid title to the Notes, free and clear of all liens, charges, encumbrances and restrictions; (b) the Holder has not sold, assigned, transferred, conveyed or otherwise disposed of any Note or any claim relating to any Note, or any interest therein; (c) the Unreturned Capital shown on Schedule 1 is accurate and the Holder has no claim that the Unreturned Capital of any Note exceeds the amount shown; (d) the Holder has full power and authority to enter into this Agreement and, if the Holder is an entity, trust, retirement plan or custodial account, the individual signing has full authority to do so and such execution does not violate the governing instrument or applicable law; and (e) this Agreement constitutes the legal, valid and binding obligation of the Holder.

8. Representations of the Company. The Company represents and warrants that it has the corporate power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized, and that this Agreement constitutes the legal, valid and binding obligation of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity. Except as expressly set forth in this Section, the Company makes no representation or warranty of any kind, express or implied.

9. No Reliance. The Holder acknowledges that it has had access to and the opportunity to review the Company's filings with the Securities and Exchange Commission, including the risk factors and financial statements contained therein, and is not relying on any representation, statement, estimate, forecast or projection made by or on behalf of the Company other than as expressly set forth in this Agreement. The Holder acknowledges that the Company has made no representation that it will obtain funding, that it will exercise the Payoff Option, or as to the timing of any exercise, and that any prior statement regarding the expected timing of any repayment was an estimate only and was not a commitment.

10. Tax Matters. The Holder acknowledges that a payoff under this Agreement may have tax consequences to the Holder, that the Company has made no representation regarding the tax treatment of any payoff, and that the Holder must consult its own tax advisor. The Company may issue such information returns as it determines are required by applicable law.

11. Public Disclosure. The Holder acknowledges and agrees that the Company is a reporting company and may disclose the existence and the material terms of this Agreement, and aggregate information regarding all similar agreements, in press releases, investor communications and filings with the Securities and Exchange Commission, without further notice to or consent from the Holder. The Company shall not disclose the Holder's name or individual position amount except as required by applicable law or the rules of any securities exchange.

12. Miscellaneous. (a) Notices shall be in writing and delivered personally, by confirmed electronic mail, by nationally recognized overnight courier or by registered or certified mail, to the Company at 8901 E. Mountain View Road, Suite 150, Scottsdale, AZ 85258, Attention: Chief Executive Officer, with a copy to Attention: Chief Financial Officer, and to the Holder at the address on the signature page. (b) This Agreement, together with Schedule 1, is the entire agreement between the parties as to its subject matter and supersedes all prior discussions and understandings relating to a payoff of the Notes. (c) This Agreement may be amended only by a written instrument signed by both parties. (d) This Agreement binds and inures to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns. (e) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflicts of laws rules. (f) Any dispute arising out of or relating to this Agreement shall be submitted to arbitration in accordance with the rules of the American Arbitration Association before one neutral arbitrator, in Scottsdale, Arizona, with each side paying fifty percent (50%) of the cost, and judgment on the award may be entered in any court having jurisdiction; nothing in this clause limits any right preserved under Section 3(d). (g) EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. (h) If any provision is held invalid or unenforceable, the remainder shall remain in effect and the provision shall be modified to the minimum extent necessary to render it enforceable. (i) This Agreement may be executed in counterparts and delivered by electronic signature, including through DocuSign or a comparable service, each of which shall have the same force and effect as an original manual signature. (j) Section headings are for convenience only.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CALIBERCOS INC.

By: ____________________________
Name: John C. Loeffler II
Title: Chief Executive Officer

HOLDER

Exact name in which the Notes are held: ______________________________________
Signature: ______________________________ Date: ______________
Print name and title: ______________________________________
Address: ______________________________________________________
City, State, Zip: _______________________________________________
Telephone: ______________________ Email: ______________________

If the Notes are held by more than one person, each must sign. If the Notes are held in a trust, retirement plan or custodial account, the trustee or custodian must sign.

SCHEDULE 1

NOTES, UNRETURNED CAPITAL AND PAYOFF AMOUNT

Note (instrument and date)	Original principal funded	Principal payments previously received	Unreturned Capital	Payoff Amount (80%)

Total Unreturned Capital: $______________________
Total Payoff Amount: $______________________

Interest continues to be paid during the Option Period on the full outstanding principal balance shown in the Unreturned Capital column, not on the Payoff Amount.